Exhibit 20.2
Page 1 of 3

                    Navistar Financial 1997 - A Owner Trust
                        For the Month of September 2000
                     Distribution Date of October 16, 2000
                            Servicer Certificate #42

Original Pool Amount Initial Receivables               $411,613,980.45
Subsequent Receivables (transferred 5/9/97)             $76,128,743.83
Subsequent Receivables (transferred 5/23/97)            $12,254,010.44

Beginning Pool Balance                                  $55,033,484.89
Beginning Pool Factor                                        0.1128330

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $4,494,397.15
     Interest Collected                                    $422,138.65

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $481,343.51
Total Additional Deposits                                  $481,343.51

Repos / Chargeoffs                                         $136,763.42
Aggregate Number of Notes Charged Off                              208

Total Available Funds                                    $5,397,879.31

Ending Pool Balance                                     $50,402,324.32
Ending Pool Factor                                           0.1033379

Servicing Fee                                               $45,861.24

Repayment of Servicer Advances                                   $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                  $9,154,028.39
     Target Percentage                                          10.00%
     Target Balance                                      $5,040,232.43
     Minimum Balance                                    $10,499,931.43
     (Release) / Deposit                                   ($51,354.06)
     Ending Balance                                      $9,102,674.33

Current Weighted Average APR:                                   9.659%
Current Weighted Average Remaining Term (months):                15.95

Delinquencies                                              Dollars       Notes
     Installments:               1 - 30 days             $906,687.93      645
                                 31 - 60 days            $329,231.66      198
                                 60+  days               $255,242.15       74

     Total:                                            $1,491,161.74      671

     Balances:                   60+  days             $1,189,430.58       74

Memo Item - Reserve Account
     Prior Month                                       $8,694,296.85
+    Invest. Income                                       $51,354.06
+    Excess Serv.                                        $408,377.48
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                 $9,154,028.39

Exhibit 20.2
Page 2 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of September 2000

                                                                                NOTES
                                                           (Money Market)
                                             TOTAL          CLASS A - 1        CLASS A - 2        CLASS A - 3     CLASS B NOTES
                                        $500,000,000.00    $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                       0.00%              0.00%            100.00%             0.00%
     Coupon                                                        5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance                   $55,033,484.89
Ending Pool Balance                      $50,402,324.32

Collected Principal                       $4,494,397.15
Collected Interest                          $422,138.65
Charge - Offs                               $136,763.42
Liquidation Proceeds / Recoveries           $481,343.51
Servicing                                    $45,861.24
Cash Transfer from Reserve Account                $0.00
Total Collections Available
  for Debt Service                        $5,352,018.07

Beginning Balance                        $55,033,484.89             $0.00              $0.00     $37,533,484.89    $17,500,000.00

Interest Due                                $312,480.02             $0.00              $0.00        $211,125.85       $101,354.17
Interest Paid                               $312,480.02             $0.00              $0.00        $211,125.85       $101,354.17
Principal Due                             $4,631,160.57             $0.00              $0.00      $4,631,160.57             $0.00
Principal Paid                            $4,631,160.57             $0.00              $0.00      $4,631,160.57             $0.00

Ending Balance                           $50,402,324.32             $0.00              $0.00     $32,902,324.32    $17,500,000.00
Note / Certificate Pool Factor                                     0.0000             0.0000             0.1869            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                       $4,943,640.59             $0.00              $0.00      $4,842,286.42       $101,354.17

Interest Shortfall                                $0.00             $0.00              $0.00              $0.00             $0.00
Principal Shortfall                               $0.00             $0.00              $0.00              $0.00             $0.00
     Total Shortfall                              $0.00             $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                            $408,377.48
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance            $9,154,028.39
(Release) / Draw                            ($51,354.06)
Ending Reserve Acct Balance               $9,102,674.33

Exhibit 20.2
Page 3 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of September 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                      5                  4                   3                 2                  1
                                   May-00             Jun-00              Jul-00            Aug-00              Sep-00
Beginning Pool Balance         $78,474,322.06     $72,015,896.82     $66,632,300.31     $61,819,295.87     $55,033,484.89

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                 $457,841.20        $178,546.49        $301,879.18      $1,050,448.75        $136,763.42
    Recoveries                     $41,839.08        $506,889.99        $222,782.98        $195,037.80        $481,343.51

Total Charged Off (Months 5, 4, 3)                   $938,266.87
Total Recoveries (Months 3, 2, 1)                    $899,164.29
Net Loss / (Recoveries) for 3 Mos                     $39,102.58(a)

Total Balance (Months 5, 4, 3)                   $217,122,519.19(b)

Loss Ratio Annualized  [(a/b) * (12)]                    0.2161%

Trigger:  Is Ratio > 1.5%                                     No
                                                                          Jul-00            Aug-00              Sep-00

B)   Delinquency Trigger:                                             $2,129,800.27      $1,441,691.91      $1,189,430.58
     Balance delinquency 60+ days                                          3.19635%           2.33211%           2.16129%
     As % of Beginning Pool Balance                                        3.05587%           2.98826%           2.56325%
     Three Month Average

Trigger:  Is Average > 2.0%                                  Yes

C)   Noteholders Percent Trigger:                        1.8205%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                   No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer